Exhibit 3.5

Form LLC-5.25 April 2010	Illinois Limited Liability Company Act Articles of Amendment	FILE # 03414566
This space for use by Secretary of State.
Secretary of State Department of Business Services Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com

SUBMIT IN DUPLICATE

	Type or print clearly.	FILED

This space for use by Secretary of State.
Make check payable to Secretary of State. If check is returned for any reason this filing will be void.
	Filing Fee: $150 Approved: [signed]	DEC 09 2011 JESSE WHITE SECRETARY OF STATE

1. Limited Liability Company Name: Ottawa Acquisition LLC______________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________

2. Articles of Amendment effective on:
☑ the file date
 ☐  a later date (not to exceed 30 days after the file date) _____________________________________________
                                  Month, Day, Year

3. Articles of organization are amended as follows (check applicable item(s) below):
    ❑ a) Admission of a new member (give name and address below)*
    ❑ b) Admission of a new manager (give name and address below)*
    ❑ c) Withdrawal of a member (give name below)*
    ❑ d) Withdrawal of a manager (give name below)*
☑ e) Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
❑ f) Change of registered agent and/or registered agent's office (give new name and address below) (Address change to P.O. box alone or c/o is unacceptable.)
    ❑ g) Change in the Limited Liability Company's name (give new name below)
    ❑ h) Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization
    ❑ i) Other (give information in space below)
    ❑ j) Establish authority to issue series (see back filing fee $400)*
* Changes in members/managers may, but are not required to be reported in an amendment to the Articles of Organization.

Additional information:

The new address of the company is 1844 Ferry Road, Naperville, Illinois, 60563-9600 (DuPage County).

New Name of LLC (if changed):  ___________________________________________________________________________________________________________________________________

(continued on back)

Printed by authority of the State of Illinois. November 2011 — 500 — LLC 11.12

4.  The amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.  I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated:	December 9 , 2011
Month/Day Year

/s/Andrew W. Evans
Signature (Must comply with Section 5-45 of ILLCA.)

Andrew W. Evans, Manager
Name and Title (type or print)

If the member or manager signing this document is a company or other entity, state Name of Company and whether it is a member or manager of the LLC.

* The following paragraph Is adopted when Item 3j is checked:

The operating agreement provides for the establishment of one or more series. When the company has filed a Certificate of Designation for each series, which is to have limited liability pursuant to Section 37-40 of the Illinois Limited Liability Company Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Limited Liability Company generally or any other series thereof, and unless otherwise provided in the operating agreement, none of the debts, liabilities, obligations or expenses incurred, contracted for or otherwise existing with respect to this company generally or any other series thereof shall be enforceable against the assets of such series.

Printed by authority of the State of Illinois. November 2011 — 500 — LLC 11.12